As filed with the Securities and Exchange Commission on December 10, 2015.
Registration Number 333 -- __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
PERMANENT DOC.
Washington, D.C. 20549
_______________________________
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Campbell Soup Company
(Exact Name of Issuer As Specified in Its Charter)

New Jersey	21-0419870
State of Incorporation	I.R.S. Employer Identification No.

One Campbell Place
Camden, New Jersey 08103‑1799
Principal Executive Offices

CAMPBELL SOUP COMPANY 2015 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)

ADAM G. CIONGOLI
Senior Vice President and General Counsel
Campbell Soup Company
One Campbell Place, Camden, New Jersey 08103-1799
Name and address of agent for service

Telephone number, including area code, of agent for service: (856) 342-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b - 2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Capital Stock, par value $0.0375 per share	13,000,000	$53.01	$689,130,000	$69,395.39

(1) Pursuant to Rule 416(a), this Registration Statement also covers any additional shares of capital stock that may become issuable as a result of stock splits, stock dividends or similar transactions.
(2) These amounts are based upon the average of the high and low sale price for the capital stock as reported on the New York Stock Exchange on December 4, 2015, and are used solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    PLAN INFORMATION*

Item 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant incorporates by reference into this Registration Statement the documents listed below:

(a)	Registrant’s annual report on Form 10-K for the fiscal year ended August 2, 2015.

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since August 2, 2015.

(c)
The description of the capital stock contained in the Registrant’s Registration Statement dated November 16, 1954, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Securities and Exchange Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

The securities to be offered are registered under Section 12 of the Exchange Act. Pursuant to Section 4.3 of the Campbell Soup Company 2015 Long-Term Incentive Plan, the shares to be offered must be capital stock previously issued and outstanding and reacquired by the Registrant.

Item 5.    Interests of Named Experts and Counsel

Not Applicable.

Item 6.    Indemnification of Directors and Officers

The Registrant's Restated Certificate of Incorporation, By-Laws and Section 14A:3-5 of the New Jersey Business Corporation Act provide for limitation of liability and/or indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Registrant has purchased insurance permitted by New Jersey law on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.

Item 7.    Exemption From Registration Claimed

Not Applicable.

Item 8. Exhibits

4(i)
Campbell Soup Company’s Restated Certificate of Incorporation, as amended through February 24, 1997, was filed with the SEC with Campbell’s Form 10-K (SEC file number 1-3822) for the fiscal year ended July 28, 2002, and is incorporated herein by reference.

4(ii)	Campbell Soup Company’s By-Laws, effective as of November 19, 2015, were filed with the SEC with a Form 8-K (SEC file number 1-3822) on November 20, 2015, and are incorporated herein by reference.

23	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney

99
Campbell Soup Company 2015 Long-Term Incentive Plan (as amended and restated) was filed with the SEC with Campbell’s 2015 Proxy Statement (SEC file number 1-3822) and is incorporated herein by reference.

Item 9.    Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that: Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden and State of New Jersey, on the 10th day of December 2015.

CAMPBELL SOUP COMPANY

By: /s/ Anthony P. DiSilvestro
Anthony P. DiSilvestro
Senior Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: December 10, 2015

/s/ Anthony P. DiSilvestro	/s/ William J. O’Shea
Anthony P. DiSilvestro	William J. O’Shea
Senior Vice President and Chief Financial Officer	Vice President and Controller

Les C. Vinney	Chairman and Director	}
Denise M. Morrison	President, Chief Executive	}
	Officer and Director	}
Bennett Dorrance	Director	}
Randall W. Larrimore	Director	}
Marc B. Lautenbach	Director	}	By: /s/ Kathleen M. Gibson
Mary Alice D. Malone	Director	}	Kathleen M. Gibson
Sara Mathew	Director	}	Corporate Secretary
Charles R. Perrin	Director	}
A. Barry Rand	Director	}
Nick Shreiber	Director	}
Tracey T. Travis	Director	}
Archbold D. van Beuren	Director	}

INDEX OF EXHIBITS

Document

4(i)
Campbell Soup Company’s Restated Certificate of Incorporation, as amended through February 24, 1997, was filed with the SEC with Campbell’s Form 10-K (SEC file number 1-3822) for the fiscal year ended July 28, 2002, and is incorporated herein by reference.

4(ii)	Campbell Soup Company’s By-Laws, effective as of November 19, 2015, were filed with the SEC with a Form 8-K (SEC file number 1-3822) on November 20, 2015, and are incorporated herein by reference.

23	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney

99
Campbell Soup Company 2015 Long-Term Incentive Plan (as amended and restated) was filed with the SEC with Campbell’s 2015 Proxy Statement (SEC file number 1-3822) and is incorporated herein by reference.